Exhibit 1.1

Underwriting Agreement
BlueLinx Holdings Inc.
4,443,428 Shares
Common Stock
($0.01 par value)
October 18, 2017
BTIG, LLC
600 Montgomery St
6th Floor
San Francisco, CA 94111
Ladies and Gentlemen:
Cerberus ABP Investor LLC, a limited liability company organized under the laws of Delaware (the “Selling Stockholder”), proposes to sell to BTIG, LLC (the “Underwriter”), 3,863,850 shares of common stock, $0.01 par value (“Common Stock”), of BlueLinx Holdings Inc., a corporation organized under the laws of Delaware (the “Company”), to be sold by the Selling Stockholder (hereinafter called the “Underwritten Securities”). The Selling Stockholder also proposes to grant to the Underwriter an option to purchase up to 579,578 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Certain terms used herein are defined in Section 21 hereof.
1.Representations and Warranties of the Company: The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.
(a)A registration statement on Form S-3 (File No. 333-220189) with respect to the Securities has been prepared by the Company in conformity in all material respects with the requirements of the Act, and the rules and regulations of the Commission thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, as amended on each effective date, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below. The Registration Statement has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Base Prospectus” means the base prospectus included in the Registration Statement as of the Execution Time. “Preliminary Prospectus” means any prospectus supplement to the Base Prospectus which is used prior to the filing of the final Prospectus pursuant to Rule 424(b), together with the Base Prospectus. “Prospectus” means the form of prospectus supplement relating to the Securities that is first filed with the Commission pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the exhibits and financial statements thereto and any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Securities by the Underwriter.
(b)On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9 hereof.
(c)(i) The (A) Disclosure Package and (B) the public offering price, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus (the information in this clause (B) is referred to as the “Pricing Information”), when taken together as a whole does not, and at the time of each sale of Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and on the Closing Date and any Settlement Date (together with any supplement thereto) will not, and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package and the Pricing Information, does not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 9 hereof.
(d)(i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(e)No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 9 hereof.
(f)Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, limited liability company or limited partnership, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and, except where non-qualification would not reasonably be expected to have a Material Adverse Effect (as defined herein), is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification.
(g)All the outstanding shares of capital stock or interests of each subsidiary have been duly and validly authorized and issued and are fully paid (to the extent required under the applicable limited liability or partnership agreements of such subsidiary) and nonassessable, and, all outstanding shares of capital stock or interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (“Liens”), except for (i) Liens under the Company’s existing credit facilities and (ii) such Liens as would not have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity that would constitute a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X), other than the subsidiaries listed in Exhibit 21.1 to the Company’s annual report on Form 10-K for the fiscal year ended

December 31, 2016 filed with the Commission on March 2, 2017 and incorporated by reference into the Registration Statement.
(h)There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).
(i)This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms.
(j)The Company is not, and, after giving effect to the offering and sale of the Securities, and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
(k)No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Disclosure Package and the Prospectus.
(l)Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the (x) charter or certificate or articles of incorporation or formation, as applicable, or (y) the by-laws, limited liability company agreement, limited partnership agreement or other operating agreement, as applicable, of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject (so long as no person or group of persons acquires beneficial ownership of 30% or more of the total outstanding shares of Common Stock in the offering of the Securities), or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to the foregoing clause (ii) other than any breach caused by the status of any purchaser from the Underwriter in the offering and except, with respect to the foregoing clauses (ii) and (iii), as could not reasonably be expected to have (A) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) a Material Adverse Effect.
(m)Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or other similar contractual rights to subscribe for the Securities.
(n)All outstanding shares of Common Stock, including the Securities, have been duly authorized and are validly issued, fully paid and nonassessable, and conform in all material respects to the description of the Common Stock contained in the Disclosure Package and the Prospectus.
(o)The consolidated historical financial statements and schedules of the Company included in or incorporated by reference into the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows, as applicable, of the Company and its consolidated subsidiaries, as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected financial data set forth under the captions “Prospectus Supplement Summary—Summary Consolidated Historical Financial Data” in the Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Preliminary Prospectus and the Prospectus are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.
(p)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened in writing that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.
(q)None of the Company or any of its subsidiaries is in violation or default of (i) any provision of its (x) charter or certificate or articles of incorporation or formation, as applicable, or (y) by-laws, limited liability company agreement, limited partnership agreement or other operating agreement, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of their respective properties, as applicable, except in the case of clauses (ii) and (iii) as would not have or be reasonably expected to have a Material Adverse Effect.
(r)BDO USA, LLP and Ernst & Young LLP, who have each certified certain financial statements of the Company and its consolidated subsidiaries, and delivered their respective reports with respect to the audited financial statements and schedules included in the Disclosure Package and the Prospectus, are each independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
(s)The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all material taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or the nonpayment of which would not have or be reasonably expected to have a Material Adverse Effect.
(t)No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened in writing or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would have or be reasonably expected to have a Material Adverse Effect.
(u)The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims that individually or in the aggregate are reasonably expected to have a Material Adverse Effect against the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or any such subsidiary has been refused any insurance coverage sought or applied for; and none of the Company or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(v)The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except for such failure to possess as would not have or be reasonably expected to have a Material Adverse Effect, and none of the Company or any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(w)The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls over financial reporting of the Company and its subsidiaries are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
(x)The Company and its subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
(y)The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(z)The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential liability under any environmental law except in case of (i), (ii) or (iii) above that would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, none of the Company or any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
(aa)None of the following events has occurred or exists, in each case that would be reasonably expected to have a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur that would reasonably be expected to result in a Material Adverse Effect: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries, in each case, to the extent applicable; (ii) a material increase in the

“accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries, in each case, to the extent applicable; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company, or any of its subsidiaries may have any liability.
(ab)There is and has been no failure on the part of the Company or its subsidiaries or any of their respective directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
(ac)None of the Company or any of its subsidiaries, nor to the knowledge of the Company, any controlled affiliate, director or officer, agent, employee, or other person acting on behalf of the Company or any of its subsidiaries nor, to the knowledge of the Company, any affiliate that is not under common control with the Company is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended; and the Company, and its subsidiaries and affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representations and warranties contained herein.
(ad)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions where the Company and its subsidiaries conduct business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of their respective subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened in writing.
(ae)None of the Company, its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is, or whose government is, the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”) that broadly prohibit dealings with that country or territory.
(af)None of the Company or any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in Crimea, Cuba, Iran, North Korea, Sudan or in any other country or territory that, at the time of such funding, is the subject of Sanctions (collectively, “Sanctioned Countries” and each a, “Sanctioned Country”), in the preceding three years, and none of the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.
(ag)The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, the conduct of their respective businesses does not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.
(ah)The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus at the time they were filed with the Commission (collectively, the “Incorporated Documents”) complied in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Disclosure Package, do not, and at the time of each sale of Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and on the Closing Date and any Settlement Date (together with any supplement thereto) will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9 hereof) or by the Selling Stockholder expressly for use in the preparation of the answers therein. Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered thereby, to the Underwriter.
(ai)No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
2.Representations and Warranties of the Selling Stockholder: The Selling Stockholder represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 2.
(a)On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(a) are limited to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Disclosure Package or the Prospectus, as amended or supplemented, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the name and beneficial ownership information about the Selling Stockholder set forth in the “Selling Stockholder” section of the Prospectus included in the Registration Statement.

(b)The Disclosure Package, does not, and at the time of each sale of Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and on the Closing Date and any Settlement Date (together with any supplement thereto) will not, and the Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of filing pursuant to Rule 424(b) and at the Execution Time did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Stockholder makes no representation or warranty with respect to any statements or omissions other than statements made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Disclosure Package or the Prospectus, as amended or supplemented, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the name and beneficial ownership information about the Selling Stockholder set forth in the “Selling Stockholder” section of the Prospectus included in the Registration Statement.
(c)This Agreement has been duly authorized executed and delivered by or on behalf of the Selling Stockholder.
(d)Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of (i) the (x) articles of formation, or (y) limited liability company agreement, of the Selling Stockholder, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Stockholder is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Stockholder or any of its properties, except, with respect to the foregoing clauses (ii) and (iii), as could not reasonably be expected to have (A) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) a Material Adverse Effect.
(e)Upon payment by the Underwriter for the Securities to be sold by the Selling Stockholder, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter have notice of any adverse claim to such Securities (such notice being within the meaning of Section 8-105 of the UCC)), (i) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Issuer’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.
(f)The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(g)No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein by the Selling Stockholder, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus or when, if not obtained, would not have a Material Adverse Effect.

(h)The Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.
(i)Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.
(j)The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of (i) Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) or (ii) the Foreign Corrupt Practices Act of 1977 as amended, or the rules or regulations thereunder.
(k)The Selling Stockholder is not prompted to sell the Securities to be sold by the Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Disclosure Package or the Prospectus.
3.Purchase and Sale.
(a)Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees, to purchase from the Selling Stockholder, at a purchase price of $6.58 per share, 3,863,850 shares of Common Stock.
(b)Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder hereby grants an option to the Underwriter to purchase up to 579,578 Option Securities at the same purchase price per share as the Underwriter shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Underwriter to the Company and the Selling Stockholder setting forth the number of shares of the Option Securities as to which the Underwriter are exercising the option and the settlement date.
4.Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on October 23, 2017, or at such time on such later date not more than two Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement among the Underwriter, the Company and the Selling Stockholder or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price of the Securities being sold by the Selling Stockholder, which, to the extent agreed to between the Underwriter and the Selling Stockholder, may be net of any costs and expenses of the Selling Stockholder reimbursable to the Underwriter pursuant to Section 6(j), to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to accounts specified by the Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Underwriter shall otherwise instruct.
If the option provided for in Section 3(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Selling Stockholder will deliver the Option Securities to the Underwriter, on the date specified by the Underwriter (which shall be within two Business Days after exercise of said option) for the account of the Underwriter of the purchase price thereof, which, to the extent agreed to between the Underwriter and the Selling Stockholder, may be net of any costs and expenses of the Selling Stockholder reimbursable to the Underwriter pursuant to Section 6(j), to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to an account specified by the Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the Selling Stockholder will deliver to the Underwriter on the settlement date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.
The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by them from the Selling Stockholder and the Underwriter will pay any additional stock transfer taxes involved in further transfers.
5.Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.
6.Agreements. The Company and the Selling Stockholder (as applicable) agree with the Underwriter that:
(a)Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Underwriter a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as the Underwriter may reasonably request.
(c)If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company and the Selling Stockholder, as applicable, promptly will (i) notify the Underwriter of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Underwriter in such quantities as the Underwriter may reasonably request.
(d)As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Act.
(e)The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or a dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(f)The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(g)The Company will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company may (i) issue and sell Common Stock pursuant to any long-term equity incentive plans, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Disclosure Package, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) file one or more registration statements on Form S-8, and (iv) offer, issue and sell shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership); provided, however, that in the case of this clause (iv) (x) any such offer, issuance or sale shall not exceed 10% of the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) on an as converted basis and (y) any recipient of such securities shall execute and deliver to the Underwriter a lock-up letter described in Section 7(j) hereof. Notwithstanding the foregoing, the provisions of this Section 6(g) shall not apply to or prohibit: (A) the sale of shares of Common Stock by the Company and the Selling Stockholder to the Underwriter pursuant to this Agreement or (B) distributions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock to stockholders of the Company; provided, however, that in the case of this clause (B) each distributee shall execute and deliver to the Underwriter a lock-up letter described in Section 7(j) hereof.
(h)If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 7(j) hereof for an officer or director or other stockholder of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees, upon the request of the Underwriter, to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i)Neither the Company nor any Selling Stockholder will take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(j)The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities to the Underwriter; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vii) any filing fees required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”); (viii) reasonable costs and expenses (documented in accordance with the Company’s customary practices) relating to investor presentations, including the professional video recording of a management presentation (commonly referred to as a “net roadshow”) for review by investors or any investor “road show” in connection with the offering, including, without limitation, any travel expenses of the Company's officers and employees and any other expenses of the Company; (ix) the fees and expenses of the Company’s accountants, of its counsel and of counsel for the Selling Stockholder and financial advisors for the Company; (x) the fees and expenses of the transfer agent for the shares of Common Stock, including the Securities; (xi) fees, expenses and disbursements relating to background checks of the Company's officers and directors; (xii) all reasonable travel, lodging and other expenses of the Underwriter or any of their employees incurred by them in connection with any road show (documented in accordance with the Company’s customary practices) and (xiii) all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their obligations hereunder. The Selling Stockholder has agreed to pay all other costs and expenses relating to the offering pursuant to that certain engagement letter dated September 12, 2017, between BTIG, LLC and the Selling Stockholder, such expenses including but not limited to reasonable fees, disbursements and expenses of counsel to the underwriter.
(k)The Company and the Selling Stockholder agree that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
7.Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the

Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of its obligations hereunder and to the following additional conditions:
(a)The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)(i) The Company shall have requested and caused Kilpatrick Townsend & Stockton LLP, counsel for the Company, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, substantially in the form attached hereto as Exhibit C hereto and (ii) the Selling Stockholder shall have requested and caused Schulte Roth & Zabel LLP, counsel for the Selling Stockholder, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, substantially in the form attached hereto as Exhibit D hereto.
(c)The Underwriter shall have received from O’Melveny & Myers LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(d)The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(i)     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)     no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use, and, to their knowledge, no proceedings for that purpose have been instituted or threatened; and
(iii)     since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.
(e)The Selling Stockholder shall have furnished to the Underwriter a certificate, signed by an authorized person of the Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct on and as of the Closing Date to the same effect as if made on the Closing Date and the Selling Stockholder has complied with all the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date.
(f)The Company shall have requested and caused each of BDO USA, LLP and Ernst & Young LLP to have furnished to the Underwriter, at the Execution Time and at the Closing Date, “comfort” letter(s), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriter and covering the financial statements of the Company that were audited by BDO USA, LLP and Ernst

& Young LLP, respectively, and certain other financial information included in the Preliminary Prospectus and the Prospectus and other customary matters.
(g)Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(h)Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.
(i)The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriter.
(j)At the Execution Time, the Company shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company addressed to the Underwriter.
(k)At the Execution Time and at the Closing Date, the Company shall have furnished to the Underwriter a certificate of the Chief Financial Officer of the Company in form and substance and reasonably satisfactory to the Underwriter.
If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company and the Selling Stockholder in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 7 shall be delivered at the office of O’Melveny & Myers LLP, counsel for the Underwriter, at Two Embarcadero Center, 28th Floor, San Francisco, CA 94111, on the Closing Date.
8.Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Selling Stockholder will reimburse the Underwriter on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
9.Indemnification and Contribution.
(a)The Company and the Selling Stockholder agree to, jointly and severally, indemnify and hold harmless the Underwriter, the directors, officers, employees, affiliates and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the

Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433(h) under the Act), or, in each case, in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(b) below. The indemnity agreement in this clause (a) will be in addition to any liability which the Company or the Selling Stockholder may otherwise have.
(b)The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the marketing name of the Underwriter set forth on the cover page of the Prospectus, the legal name of the Underwriter and the statements set forth in (i) the sentences related to concessions and reallowances in the third paragraph under the heading “Underwriting” and (ii) the penultimate sentence in the ninth paragraph under the heading “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, the Preliminary Prospectus, Disclosure Package, the Pricing Information and the Prospectus or any Issuer Free Writing Prospectus.
(c)Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against each indemnifying party under this Section 9, notify each indemnifying party in writing of the commencement thereof; but the failure so to notify such indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve such indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party, shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Company is the indemnifying party, shall be limited to one such separate counsel for any Underwriter with similar claims and similar defenses, together with all persons who control such Underwriters) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.
(d)In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholder jointly and severally, and the Underwriter agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Selling Stockholder and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and by the Underwriter on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholder on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
The liability of the Selling Stockholder under the indemnity and contribution agreements contained in this Section 9 shall be limited to an amount equal to the public offering price of the Securities sold by the Selling Stockholder to the Underwriter. The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriter under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.
10.[Reserved].
11.Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).
12.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers of the Selling Stockholder and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, any Selling Stockholder or the Company, or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
13.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to BTIG, LLC, 600 Montgomery St, San Francisco, CA, 94111, Attention: Steven Druskin, fax no.: (212) 588-6554, with a copy to O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, CA 94111, Attention: Eric Sibbitt, fax no.: (415) 984-8701; or, if sent to the Company, will be mailed, delivered or telefaxed to BlueLinx Holdings Inc., 4300 Wildwood Parkway, Atlanta, Georgia 30339, Attention: General Counsel and Secretary, fax no.: (770) 953-7008, with a copy to Kilpatrick Townsend & Stockton LLP, 1100 Peachtree Street, N.E., Atlanta, Georgia 30309-4530, Attention: David A. Stockton, fax no.: (404) 541 3402; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed to c/o Cerberus Capital Management, L.P., 875 Third Avenue, New York, NY 10022, Attention: Steven F. Mayer, fax no.: (212) 755 3009, with a copy to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Stuart D. Freedman and Antonio L. Diaz-Albertini, fax no.: (212) 593 5955.
14.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
15.No fiduciary duty. The Company and the Selling Stockholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholder on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company and the Selling Stockholder and (c) the Company’s and the Selling Stockholder’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholder agree that each is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholder on related or other matters). The Company and the Selling Stockholder agree that each will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company and the Selling Stockholder in connection with such transaction or the process leading thereto.
16.Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriter, or any of them, with respect to the subject matter hereof.
17.Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.Waiver of Jury Trial. Each of the Company, the Selling Stockholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
19.Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
20.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
21.Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, together with the Base Prospectus, including any document incorporated by reference therein, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Material Adverse Effect” shall mean any event, circumstance, change, development or condition that, individually or in the aggregate, has had a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 424” “Rule 430A” and “Rule 433” refer to such rules under the Act.
“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
[signature pages follow]

Very truly yours, BlueLinx Holdings Inc.
By:	/s/ Shyam K. Reddy
Name: Shyam K. Reddy
Title: Chief Administrative Officer

Cerberus ABP Investor LLC
By:	/s/ Steven F. Mayer
Name: Steven F. Mayer
Title: Managing Director

[BlueLinx Holdings Inc. – Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
BTIG, LLC
By:	/s/ Stephen Ortiz
Name: Stephen Ortiz
Title: Co-Head of Equity Capital Markets, Head of Syndicate

[BlueLinx Holdings Inc. – Underwriting Agreement]

SCHEDULE I
Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

[Form of Lock-Up Agreement]	EXHIBIT A
_____________, 2017
BTIG, LLC
825 Third Avenue, 6 Floor
New York, NY 10022

Ladies and Gentlemen:
The undersigned understands that BTIG LLC (“BTIG”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with BlueLinx Holdings Inc., a Delaware corporation (the “Company”) and Cerberus ABP Investor LLC (the “Selling Shareholder”), providing for the public offering (the “Public Offering”) by BTIG of up to 4,443,428 shares (the “Shares”) of the common stock, par value $0.01 per share of the Company (the “Common Stock”).
To induce BTIG to participate in the Public Offering , the undersigned hereby agrees that, without the prior written consent of BTIG, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Shares sold in the Public Offering or acquired in the open market following consummation of the Public Offering, (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts, (c) transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to any trust for the direct dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; provided that any such transfer or disposition pursuant to this clause (c) shall not involve a disposition for value, (d) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members or stockholders of the undersigned, (e) transfers to any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor which has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement or (f) transfer shares of Common Stock to the Company in connection with the termination of the undersigned’s employment with the Company; provided that in the case of any transfer or distribution pursuant to clauses (b), (c), (d), (e) or (f), (i) each donee, transferee or distributee shall sign and deliver a lock‑up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted

Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of BTIG, it will not, and will not publicly disclose an intention to, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
The undersigned understands that the Company and BTIG are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Shares to be sold thereunder, (ii) the registration statement pursuant to which the Shares are to be sold is withdrawn by the Company, (iii) prior to the execution of the Underwriting Agreement, the Company and the Selling Shareholder notify BTIG that the Selling Shareholder does not intend to proceed with the Public Offering, or (iv) the Underwriting Agreement is not executed by October 31, 2017, the undersigned shall be released from all obligations under the agreement set forth above and this letter shall be of no further effect.

Very truly yours,

(Name)

(Address)

[Form of Press Release]	EXHIBIT B
BlueLinx Holdings Inc.
[Date]
BlueLinx Holdings Inc.. (the “Company”) announced today that BTIG LLC, the underwriter in recent public sale of [                ] shares of common stock by the Company’s stockholder Cerberus ABP Investor LLC, is [waiving] [releasing] a lock-up restriction with respect to [            ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [                ], 20[     ], and the shares that are the subject of the [waiver] [release] may be sold on or after such date.
This press release is not an offer for sale of the shares in the United States or in any other jurisdiction where such offer is prohibited, and such shares may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1

[Form of Waiver of Lock-up]

[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to you in connection with the offering by Cerberus ABP Investor LLC, the Selling Stockholder] of [                ] shares of common stock, $0.01 par value (the “Common Stock”), of BluxLinx Holdings Inc. (the “Company”) and the lock-up letter dated [                ], 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [                ], 20[    ], with respect to [                ] shares of Common Stock (the “Shares”). Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.
BTIG LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [                ], 20[    ][; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two Business Days (as defined in the Lock-Up Letter) before effectiveness of such [waiver] [release]]. This letter will serve as notice to the Company of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.
Yours very truly,
[Signature of BTIG]
cc: BlueLinx Holdings Inc.

EXHIBIT C
[Form of Legal Opinion of Counsel to the Company]

[See attachment]

EXHIBIT D
[Form of Legal Opinion of Counsel to the Selling Stockholder]

[See attachment]